                                                                    Exhibit 4.12
================================================================================

                SONIC AUTOMOTIVE, INC. (a Delaware corporation)
                       The Guarantors Listed on Schedule A

                                   $75,000,000

                     11% Senior Subordinated Notes due 2008

                               PURCHASE AGREEMENT
                               ------------------

                             Dated: November 8, 2001

================================================================================

PURCHASE AGREEMENT .........................................................   2

SECTION 1.    Representations and Warranties................................   3
              ------------------------------

(a)    Representations and Warranties by the Company and the Guarantors ....   3

      (i)     Similar Offerings.............................................   4
              -----------------

      (ii)    Offering Memorandum ..........................................   4
              -------------------

      (iii)   Independent Accountants.......................................   4
              -----------------------

      (iv)    Financial Statements..........................................   4
              --------------------

      (v)     No Material Adverse Change in Business .......................   4
              --------------------------------------

      (vi)    Good Standing of the Company .................................   5
              ----------------------------

      (vii)   Subsidiaries .................................................   5
              ------------

      (viii)  Capitalization ...............................................   6
              --------------

      (ix)    Authorization of Agreements ..................................   6
              ---------------------------

      (x)     Authorization of the Indenture ...............................   6
              ------------------------------

      (xi)    Authorization of the Securities, the Guarantees and
              ---------------------------------------------------
              the Exchange Securities ......................................   6
              -----------------------

      (xii)   Description of the Securities, the Guarantees, the
              --------------------------------------------------
              Indenture, the Registration Rights Agreement and the
              ----------------------------------------------------
              Exchange Securities ..........................................   7
              -------------------

      (xiii)  Absence of Defaults and Conflicts ............................   7
              ---------------------------------

      (xiv)   Absence of Labor Disputes ....................................   8
              -------------------------

      (xv)    Absence of Proceedings .......................................   8
              ----------------------

      (xvi)   Possession of Intellectual Property ..........................   9
              -----------------------------------

      (xvii)  Absence of Further Requirements ..............................   9
              -------------------------------

      (xviii) Possession of Licenses and Permits ...........................   9
              ----------------------------------

      (xix)   Title to Property ............................................  10
              -----------------

      (xx)    Tax Returns ..................................................  10
              -----------

      (xxi)   Insurance ....................................................  11
              ---------

      (xxii)  Solvency .....................................................  11
              --------

      (xxiii) Stabilization or Manipulation ................................  11
              -----------------------------

      (xxiv)   Related Party Transactions ..................................  11
               --------------------------

      (xxv)    Suppliers....................................................  11
               ---------

      (xxvi)   Environmental Laws ..........................................  12
               ------------------

      (xxvii)  Registration Rights .........................................  12
               -------------------

      (xxviii) Accounting Controls .........................................  12
               -------------------

      (xxix)   Investment Company Act ......................................  13
               ----------------------

      (xxx)    Rule 144A Eligibility .......................................  13
               ---------------------

      (xxxi)   No General Solicitation .....................................  13
               -----------------------

      (xxxii)  No Registration Required ....................................  13
               ------------------------

      (xxxiii) PORTAL ......................................................  13
               ------

      (xxxiv)  Franchise Agreements ........................................  13
               --------------------

      (xxxv)   Smith Subordination Agreement ...............................  14
               -----------------------------

  (b) Officer's Certificates ...............................................  14

SECTION 2.     Sale and Delivery to Initial Purchasers; Closing ............  14
               ------------------------------------------------

  (a) Securities and Guarantees ............................................  14

  (b) Payment ..............................................................  14

  (c) Qualified Institutional Buyer ........................................  15

  (d) Denominations; Registration ..........................................  15

SECTION 3.     Covenants of the Company and the Guarantors .................  15
               -------------------------------------------

  (a) Offering Memorandum ..................................................  15

  (b) Notice and Effect of Material Events .................................  15

  (c) Amendment to Offering Memorandum and Supplements .....................  16

  (d) Qualification of Securities and Guarantees for Offer and Sale ........  16

  (e) Exchange Offer .......................................................  16

  (f) Integration ..........................................................  17

  (g)   Rating of Securities ...............................................  17

  (h)   Rule 144A Information ..............................................  17

  (i)   Restriction on Resales .............................................  17

  (j)   Use of Proceeds ....................................................  17

  (k)   Restriction on Sale of Securities ..................................  18

  (l)   DTC Clearance ......................................................  18

  (m)   Legends. ...........................................................  18

  (n)   Interim Financial Statements .......................................  18

  (o)   Periodic Reports ...................................................  18

SECTION 4.  Payment of Expenses ............................................  19
            -------------------

  (a)   Expenses ...........................................................  19

  (b)   Termination of Agreement ...........................................  19

SECTION 5.   Conditions of Initial Purchasers' Obligations .................  19
             ---------------------------------------------

  (a)   Opinion of Counsel for the Company and the Guarantors ..............  20

  (b)   Opinion of Counsel for the Initial Purchasers ......................  20

  (c)   Officers' Certificate ..............................................  20

  (d)   Accountants' Letters and Consents ..................................  21

  (e)   Maintenance of Rating ..............................................  21

  (f)   PORTAL .............................................................  21

  (g)   Chief Financial Officer's Certificate ..............................  21

  (h)   Registration Rights Agreement and Indenture ........................  21

  (i)   Manufacturers' Consents ............................................  22

  (j)   Lenders' Consents ..................................................  22

    (k)     Additional Documents ...........................................  22

    (l)     Termination of Agreement .......................................  22

SECTION 6.     Indemnification .............................................  22
               ---------------

    (a)     Indemnification of Initial Purchasers ..........................  22

    (b)     Indemnification of Company, Guarantors, and Directors ..........  23

    (c)     Actions against Parties;  Notification .........................  24

    (d)     Settlement without Consent if Failure to Reimburse .............  24

SECTION 7.     Contribution ................................................  24
               ------------

SECTION 8.     Representations, Warranties and Agreements to Survive
               -----------------------------------------------------
               Delivery ....................................................  26
               --------

SECTION 9.     Termination of Agreement ....................................  26
               ------------------------

    (a)    Termination; General ............................................  26

    (b)    Liabilities .....................................................  27

SECTION 10.  Default by One or More of the Initial Purchasers ..............  27
             ------------------------------------------------

SECTION 11.  Notices .......................................................  28
             -------

SECTION 12.  Parties .......................................................  28
             -------

SECTION 13.  Governing Law and Time ........................................  28
             ----------------------

SECTION 14.  General Provisions ............................................  29
             ------------------

SECTION 15.  Partial Unenforceability ......................................  29
             ------------------------

SECTION 16.  Effect of Headings ............................................  29
             ------------------

Schedule A--Subsidiaries which are Guarantors
Schedule B--Initial Purchaser Amounts
Schedule C--2% Subsidiaries
Schedule D--Securities

                                   $75,000,000

                     11% Senior Subordinated Notes due 2008

                 SONIC AUTOMOTIVE, INC. (a Delaware corporation)
                       The Guarantors Listed on Schedule A

                               PURCHASE AGREEMENT

                                                                November 8, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

         Sonic Automotive, Inc., a Delaware corporation (the "Company"), and each of the Guarantors listed on Schedule A hereto (the "Guarantors") confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Banc of America Securities LLC (the "Initial Purchasers"), (which term shall also include any initial purchaser substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to (i) the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule B of $75,000,000 aggregate principal amount of the Company's 11% Senior Subordinated Notes due 2008 (the "Securities") and (ii) the issue and sale by the Guarantors and the purchase by the Initial Purchasers, acting severally and not jointly of the guarantees (the "Guarantees") of the Company's obligations under the Securities. The Securities and the Guarantees are to be issued pursuant to an indenture dated as of November 19, 2001 (the "Indenture") among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(b)) (the "DTC Agreement"), among the Company, the Trustee and DTC.

         The Company and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities (together with the related Guarantees) on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities and the Guarantees to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities and the Guarantees are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Guarantees and the Indenture, investors that acquire Securities and Guarantees may only resell or otherwise transfer such Securities and Guarantees if such Securities and Guarantees are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") pursuant to the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

         The Company and the Guarantors have prepared and will deliver to each Initial Purchaser by November 16, 2001 (by overnight courier), copies of a final offering memorandum dated November 8, 2001 (the "Final Offering Memorandum"), to be used by such Initial Purchaser in connection with its solicitation of, purchases of, or offering of the Securities and the Guarantees. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, all offering memoranda (whether the Final Offering Memorandum, or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company and the Guarantors to the Initial Purchasers in connection with their solicitation of, purchases of, or offering of the Securities and the Guarantees.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

         The holders of the Securities and the Guarantees will be entitled to the benefits of the registration rights agreement to be dated as of the Closing Time (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree among other things, to file, as soon as practicable after the Closing Time but in any event within 60 days of the Closing Time, a registration statement with the Commission registering the Exchange Securities (as defined in the Registration Rights Agreement and including the securities exchanged for the Original Securities (as defined below)) under the 1933 Act and to offer to exchange the Company's existing $125,000,000 11% Senior Subordinated Notes due 2008 (the "Original Securities") for an equal principal amount of Exchange Securities.

         SECTION 1.  Representations and Warranties.
                     ------------------------------

         (a) Representations and Warranties by the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent and warrant to the Initial Purchasers as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser as follows:

                  (i)   Similar Offerings. The Company and the Guarantors have
                        -----------------
         not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities and the Guarantees in a manner that would require the Securities or the Guarantees to be registered under the 1933 Act.

                  (ii)  Offering Memorandum. The Offering Memorandum does not,
                        -------------------
         and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this
                                               --------
         representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company and the Guarantors in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

                  (iii) Independent Accountants. The accountants who certified
                        -----------------------
         the financial statements (which term as used in this Agreement includes the notes related thereto) and supporting schedules (of (i) the Company and (ii) its Subsidiaries (as defined below in Section (a)(vii)) included in the Offering Memorandum are independent certified public accountants within the meaning of Regulation S-X under the 1933 Act with respect to the Company, the Guarantors and their respective Subsidiaries.

                  (iv)  Financial Statements. The financial statements of the
                        --------------------
         Company, together with the related schedules and notes, included in the Offering Memorandum present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the combined balance sheets, statements of income, statements of stockholders' equity and statements of cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The summary financial information included in the Offering Memorandum presents fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. There are no pro forma financial statements and other pro forma financial information (including the summary pro forma financial information) of the Company, its Subsidiaries and entities acquired or to be acquired by the Company or its Subsidiaries and the related notes thereto which would be required to be included in the Offering Memorandum if the Offering Memorandum were required to comply with the requirements of the 1933 Act for a Form S-3 registration statement and securities sold pursuant thereto.

                  (v)   No Material Adverse Change in Business. Since the
                        --------------------------------------
respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into, or liabilities or obligations incurred, by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi)   Good Standing of the Company. The Company has been duly
                         ----------------------------
         organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities, and the DTC Agreement and to enter into and consummate all the transactions in connection therewith as contemplated in the Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii)  Subsidiaries. Each subsidiary of the Company that is a
                         ------------
         Guarantor (each a "Subsidiary" and collectively the "Subsidiaries") is listed on Schedule A attached hereto. Each Subsidiary is a corporation, limited liability company or limited partnership duly organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization, has corporate, limited liability company or limited partnership, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of each such Subsidiary have been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through the Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party. Except as set forth on Schedule C, none of the Guarantors or any other Subsidiary of the Company produced or accounted for more than 2% of the Company's total revenues for the six months ended June 30, 2001 (the "Significant Subsidiaries").


                  (viii) Capitalization. The authorized, issued and outstanding
                         --------------
         capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum and subsequent purchases of the Company's Class A Common Stock, par value $0.01 per share). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and except as disclosed in the Offering Memorandum, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or by-laws of the Company, under any agreement to which the Company or any of the Subsidiaries is a party or otherwise.

                  (ix) Authorization of Agreements. This Agreement and the
                       ---------------------------
         Registration Rights Agreement have each been duly authorized by the Company and each of the Guarantors. This Agreement has been, and as of the Closing Time the Registration Rights Agreement will have been, duly executed and delivered by the Company and each of the Guarantors. Upon the execution and delivery thereof by the Company and each of the Guarantors, the Registration Rights Agreement will constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms. The DTC Agreement has been duly authorized by the Company; as of the Closing Time, the DTC Agreement will have been duly executed and delivered by the Company; and, upon the execution and delivery thereof by the Company, the DTC Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (x)  Authorization of the Indenture. The Indenture has been
                       ------------------------------
         duly authorized by the Company and each of the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.

                  (xi) Authorization of the Securities, the Guarantees and the
                       -------------------------------------------------------
                  Exchange Securities. The Securities have been duly authorized
                  -------------------
         by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Guarantees have been duly authorized by each of the Guarantors and, at the Closing Time, will have been duly executed by each of the Guarantors and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Exchange Securities, which shall include any securities which may be issued in exchange for the Original Securities (as defined in the Registration Rights Agreement) have been duly authorized by the Company and each of the Guarantors and, when executed and authenticated and issued and delivered by the Company and each of the Guarantors in exchange for the Securities and the Original Securities and, in each case, the related Guarantees pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company and each of the Guarantors.

               (xii)  Description of the Securities, the Guarantees, the
                      --------------------------------------------------
               Indenture, the Registration Rights Agreement and the Exchange
               -------------------------------------------------------------
               Securities. The Securities, the Guarantees, the Indenture, the
               ----------
          Registration Rights Agreement, the Company's floor plan facilities, credit facilities and mortgage facilities conform and will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers. The Exchange Securities will conform in all material respects to the statements relating thereto contained in the Offering Memorandum and the Registration Statement (as defined in the Registration Rights Agreement) at the time it becomes effective. There are no contracts or documents which are required to be described or referred to in a registration statement on Form S-1 under the 1933 Act which have not been described or referred to in the Offering Memorandum. The terms of the Notes and the Original Securities are identical.

               (xiii) Absence of Defaults and Conflicts. (1) Except as disclosed
                      ---------------------------------
          in the Offering Memorandum, neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, "Agreements and Instruments") or has violated or is in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations, except in each case for such defaults or violations that would not result in a Material Adverse Effect. (2) Except as disclosed in the Offering Memorandum, the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees, the Exchange Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Guarantors in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum or in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities (together with the related Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds"), the exchange of the Securities and the Original Securities for Exchange Securities and compliance by the Company and the Guarantors with their respective obligations hereunder) have been duly authorized by all necessary corporate, limited liability company or partnership action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries (other than existing liens on properties being acquired in the pending acquisitions) pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

               (xiv) Absence of Labor Disputes. No material labor dispute with
                     -------------------------
          the employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company and the Guarantors, is imminent, and except as disclosed in the Offering Memorandum, the Company and the Guarantors are not aware of any existing or imminent labor disturbance by the employees of any of their or any of the Subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (xv)  Absence of Proceedings. Except as disclosed in the Offering
                     ----------------------
          Memorandum, there is no action, suit, proceeding, inquiry or investigation, in each case before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Guarantor, threatened, against or affecting (i) the Company or any Subsidiary thereof or (ii) or property owned or leased by, the Company or any of the Subsidiaries which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, singly or in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of the Significant Subsidiaries or the consummation of this Agreement or the performance by the Company and the Guarantors of their respective obligations hereunder or under the Securities, the Guarantees or the Exchange Securities. The aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xvi) Possession of Intellectual Property. The Company and the
                     -----------------------------------
          Subsidiaries own, possess or license, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property

          (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property (including Intellectual Property which is licensed) or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

               (xvii)  Absence of Further Requirements. Except as may be
                       -------------------------------
          required under state securities laws or to effect the Exchange Offer contemplated by the Registration Rights Agreement, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or any of the Guarantors of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Guarantees hereunder or the consummation of the transactions contemplated by or for the due execution, delivery or performance of this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities, the Guarantees, the Exchange Securities or any other agreement or instrument entered into or issued or to be entered into or issued by the Company or any of the Subsidiaries in connection with the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the Guarantees and the use of the proceeds from the sale of the Securities and the Guarantees as described in the Offering Memorandum under the caption "Use of Proceeds").

               (xviii) Possession of Licenses and Permits. The Company and the
                       ----------------------------------
          Subsidiaries possess such permits, licenses, approvals, consents, certificates and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses, nor are there, to the knowledge of the Company or any Guarantor, pending or threatened actions, suits, claims or proceedings against the Company or any Subsidiary before any court, governmental agency or body or otherwise that, if successful, would limit, revoke, cancel, suspend or cause not to be renewed any Governmental License, in each case, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xix)  Title to Property. The Company and the Subsidiaries have
                      -----------------
          good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of the Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xx)   Tax Returns. All United States federal income tax returns
                      -----------
          of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or pursuant to any assessment received by the Company or any Subsidiary, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of all federal, state, local and foreign tax liabilities of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

               (xxi)  Insurance. The Company and the Subsidiaries carry or are
                      ---------
          entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business and all such insurance is in full force and effect.

               (xxii) Solvency. The Company and each of the Guarantors is, and
                      --------
          immediately after the Closing will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company and each Guarantor, as the case may be, on a particular date, that on such date (A) the fair market value of the assets of the Company or such Guarantor is greater than the total amount of liabilities (including contingent liabilities) of the Company or such Guarantor, (B) the present fair salable value of the assets of the Company or such Guarantor is greater than the amount that will be required to pay the probable liabilities of the Company or such Guarantor on its debts as they become absolute and mature, (C) the Company or such Guarantor is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and
     (D) the Company or such Guarantor does not have unreasonably small capital.

          (xxiii) Stabilization or Manipulation. Neither the Company nor any
                  -----------------------------
     Guarantor nor any of their respective officers, directors or controlling persons has taken, or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or any Guarantor in order to facilitate the sale or resale of the Securities or the Guarantees. The Company and the Guarantors have not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Securities and the Guarantees other than the Offering Memorandum or other materials, if any, permitted by the 1933 Act and approved by the Representative.

          (xxiv)  Related Party Transactions. No relationship, direct or
                  --------------------------
     indirect, exists between or among any of the Company, the Guarantors or any affiliate of the Company or any Guarantor, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the rules and regulations enacted thereunder to be described in a registration statement on Form S-3 which is not so described or is not described as required in the Offering Memorandum.

          (xxv)   Suppliers. No supplier of merchandise to the Company or any of
                  ---------
     the Subsidiaries has ceased shipments of merchandise to the Company or any of the Subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not result in a Material Adverse Effect.

          (xxvi)  Environmental Laws. Except as described in the Offering
                  ------------------
     Memorandum and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (B) the Company and the Subsidiaries have all permits, licenses, authorizations and approvals required for their respective businesses under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of the Company or any of the Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to any Hazardous Materials or Environmental Laws.

          (xxvii)  Registration Rights. Except as described in the Offering
                   -------------------
     Memorandum, there are no holders of securities (debt or equity) of the Company or any Guarantor, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or any Guarantor, who in connection with the issuance, sale and delivery of the Securities, the Guarantees and the Exchange Securities, if any, and the execution, delivery and performance of this Agreement and the Registration Rights Agreement, have the right to request the Company or any Guarantor to register securities held by them under the 1933 Act.

          (xxviii) Accounting Controls. The Company and its consolidated
                   -------------------
     Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the amounts recorded for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxix)   Investment Company Act. The Company and each of the
                   ----------------------
     Guarantors is not, and upon the issuance and sale of the Securities and the Guarantees as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxx)    Rule 144A Eligibility. The Securities and the Guarantees are
                   ---------------------
     eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

          (xxxi)   No General Solicitation. None of the Company, the Guarantors,
                   -----------------------
     any of their respective affiliates, as such term is defined in Rule 501(b) under the 1933 Act ("Affiliates"), or any person acting on any of their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) has engaged or will engage, in connection with the offering of the Securities and the Guarantees, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

          (xxxii)  No Registration Required. Subject to compliance by the
                   ------------------------
     Initial Purchasers with the representations and warranties set forth in
     Section 2, it is not necessary in connection with the offer, sale and delivery of the Securities and the Guarantees to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities and the Guarantees under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (xxxiii) PORTAL. There are no securities of the Company or any of the
                   ------
     Guarantors which are of the same class as the Securities or the Guarantees that are listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a United States automated inter dealer quotation system. The Company and the Guarantors have been advised by the National Association of Securities Dealers, Inc. PORTAL Market that the Securities and the Guarantees will be designated Private Offerings, Resales and Trading Through Automated Linkages ("PORTAL") eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (xxxiv)  Franchise Agreements. Each franchise agreement, in each case
                   --------------------
     between a Subsidiary and the applicable manufacturer has been duly authorized by the Company and such Subsidiaries, and, as of the Closing Time, the Company shall have obtained all consents, authorizations and approvals from the Manufacturers required to consummate the Offering.

          (xxxv)   Smith Subordination Agreement. The Subordinated Smith Loan
                   -----------------------------
     (as defined in the Offering Memorandum) will be governed by a Subordination Agreement to be dated November 19, 2001, which will be in a form agreed to by the Representative and shall be binding and enforceable against O. Bruton Smith, and under which the debt owed to Mr. Smith is subordinated to the Securities and the Exchange Securities.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or any of the Subsidiaries to the Initial Purchasers as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Initial Purchasers; Closing.
                ------------------------------------------------

     (a) Securities and Guarantees. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Guarantors agree to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company and the Guarantors, at the price set forth in Schedule D, the aggregate principal amount of Securities (including the Guarantees) set forth in Schedule B opposite the name of such Initial Purchaser, plus any additional principal amount of Securities (including the Guarantees) which such Initial Purchaser may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities and the Guarantees shall be made at the office of Fried, Frank, Harris, Shriver & Jacobson, or at such other place as shall be agreed upon by the Representative and the Company and the Guarantors at 9:00 A.M. (New York Time) on November 19, 2001 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company and the Guarantors (such time and date of payment and delivery being herein called the "Closing Time").

     Payment shall be made to the Company and the Guarantors by wire transfer of immediately available funds to a bank account designated by the Company and the Guarantors, against delivery to the respective accounts of the Initial Purchasers of certificates for the Securities and the Guarantees to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities and the Guarantees which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities and the Guarantees to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities and the Guarantees shall be registered in the name of Cede & Co. pursuant to the DTC Agreement, or physical certificates representing the Securities and the Guarantees shall be registered in the names and denominations requested by each Initial Purchaser, and in either case shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 9:00 A.M. on the last business day prior to the Closing Time.

     (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and each of the Guarantors that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer").

     (d) Denominations; Registration. Certificates representing the Securities (including the Guarantees) shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.

     SECTION 3. Covenants of the Company and the Guarantors. The Company and the
                -------------------------------------------
Guarantors, jointly and severally, covenant with each Initial Purchaser as follows:

     (a) Offering Memorandum. The Company and the Guarantors, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Offering Memorandum thereto such Initial Purchaser may reasonably request.

     (b) Notice and Effect of Material Events. The Company and the Guarantors will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or any Guarantor of information relating to the offering of the Securities and the Guarantees with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities and the Guarantees by the Initial Purchasers, any material changes in or affecting the earnings, business affairs or business prospects of the Company and the Subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Company and the Guarantors, their counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

     (c) Amendment to Offering Memorandum and Supplements. The Company and the Guarantors will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers to, nor the Initial Purchasers' delivery of, any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) Qualification of Securities and Guarantees for Offer and Sale. The Company and the Guarantors will endeavor, in cooperation with the Initial Purchasers, to register or qualify the Securities and the Guarantees for offering and sale under the applicable securities laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect as long as required for the sale of the Securities and the Guarantees; provided, however, that the Company and the Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (e) Exchange Offer. The Company and the Guarantors will offer the holders of the Company's 11% Senior Subordinated Notes due 2008 the opportunity to exchange such notes for the Exchange Securities. Such offer will be on terms acceptable to Merrill Lynch and shall be made as soon after the date hereof as is practicable in accordance with the Registration Rights Agreement.

     (f) Integration. The Company and the Guarantors agree that they will not and will cause their affiliates not to make any offer or sale of securities of the Company or any Guarantor of any class if, as a result of the doctrine of "integration" referred to in Rule 502 promulgated under the 1933 Act, such offer or sale could be deemed to render invalid (for the purpose of (i) the sale of the Securities and the Guarantees by the Company and the Guarantors to the Initial Purchasers, (ii) the resale of the Securities and the Guarantees by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities and the Guarantees by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

     (g) Rating of Securities. The Company and the Guarantors shall take all reasonable action necessary to enable Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), to provide their respective credit ratings of the Securities and the Guarantees.

     (h) Rule 144A Information. The Company and the Guarantors agree that, in order to render the Securities and the Guarantees eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities and the Guarantees remain outstanding, it will make available, upon request, to any holder of Securities and Guarantees or prospective purchasers of Securities and Guarantees the information specified in Rule 144A(d)(4), unless the Company and the Guarantors furnish information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is hereinafter referred to as "Additional Information").

     (i) Restriction on Resales. Until the expiration of two years after the original issuance of the Securities and the Guarantees, the Company and the Guarantors will not, and will cause their "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, resell any Securities and Guarantees which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities and Guarantees submit such Securities and Guarantees to the Trustee for cancellation.

     (j) Use of Proceeds. The Company and the Guarantors will use the net proceeds received by them from the sale of the Securities and the Guarantees in the manner specified in the Offering Memorandum under "Use of Proceeds."

     (k) Restriction on Sale of Securities. During a period of 180 days from the date of the Final Offering Memorandum, the Company and the Guarantors will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities or guarantees of debt securities of the Company or any of the Guarantors, or any securities convertible or exchangeable into or exercisable for any debt securities or guarantees of debt securities of the Company or any of the Guarantors, and will not file a registration statement in connection therewith (other than a registration statement registering solely the Securities, the Guarantees and/or the Exchange

Securities); provided, however, the Company may incur indebtedness under its existing revolving credit, floor plan and construction/mortgage facilities.


     (l) DTC Clearance. The Company and the Guarantors will use all reasonable efforts in cooperation with the Initial Purchasers to permit the Securities and the Guarantees to be eligible for clearance and settlement through DTC.

     (m) Legends. Each certificate representing a Security (including a Guarantee) will bear the legend contained in "Notices to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

     (n) Interim Financial Statements. Prior to the Closing Time, the Company shall furnish to the Initial Purchasers any unaudited interim financial statements of the Company, promptly after they have been completed, for any periods subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

     (o) Periodic Reports. For a period of three years after the Closing Time, the Company and the Guarantors will furnish to the Initial Purchasers copies of all annual reports, quarterly reports and current reports (excluding exhibits) filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company and the Guarantors generally to the holders of the Securities and the Guarantees or to security holders of its publicly issued securities generally.

     SECTION 4. Payment of Expenses.
                -------------------

     (a) Expenses. The Company and the Guarantors, jointly and severally, will pay (or cause to be paid) all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum and the Registration Statement (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, including the Offering Memorandum and the Exchange Offer prospectus to be contained in the Registration Statement, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Registration Rights Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities and the Guarantees, (iii) the preparation, issuance and delivery of the certificates for the Securities and the Guarantees to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's and the Guarantors' counsel, accountants and other advisors, (v) the qualification of the Securities and the Guarantees under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation, printing and delivery to the Initial Purchasers of copies of any memorandum related to blue sky matters, any supplement thereto or any survey of investment qualifications, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and the Guarantees, (vii) any fees payable in connection with the rating of the Securities and the Guarantees and the listing of the Securities and the Guarantees with the PORTAL market, and (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with, the review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities and the Guarantees.

     (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or 9(a)(ii) hereof, the Company and the Guarantors, jointly and severally, shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations
                ---------------------------------------------
of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in
Section 1 hereof or in certificates of any officer of the Company or any of the Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

     (a) Opinion of Counsel for the Company and the Guarantors. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Moore & Van Allen PLLC, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, to the effect previously agreed to by the parties and to such further effect as counsel for the Initial Purchasers may reasonably request.

     (b) Opinion of Counsel for the Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, with respect to certain matters agreed upon. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Guarantors and the Subsidiaries and certificates of public officials.

     (c) Officers' Certificate. At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, including any documents incorporated by reference therein, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition

(financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the Company and the Guarantors shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and (iv) the representations and warranties of the Company and the Guarantors in Section 1 shall be accurate and true and correct as though expressly made at and as of the Closing Time. At the Closing Time, the Initial Purchasers shall have received a certificate of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, and equivalent officials of each Guarantor, dated as of the Closing Time, to such effect.

     (d) Accountants' Letters and Consents. At the Closing Time, the Initial Purchasers shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representative and to counsel for the Initial Purchasers, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum and in the form previously agreed to. To the extent an audit report of Deloitte & Touche LLP is included in the Offering Memorandum, such accounting firm shall include either in such letter or in a separate writing a consent to the inclusion of its report in the Offering Memorandum and to the reference to it under the caption "Independent Auditors" in the Offering Memorandum.

     (e) Maintenance of Rating. At the Closing Time, the Securities and the Guarantees shall be rated at least B-2 by Moody's and B+ by S&P, and the Company and the Guarantors shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities and the Guarantees have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities and the Guarantees or any of the Company's and the Guarantor's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities and the Guarantees or any of the Company's and the Guarantor's other debt securities.

     (f) PORTAL. At the Closing Time, the Securities and the Guarantees shall have been designated for trading on PORTAL.

     (g) Chief Financial Officer's Certificate. At the Closing Time, the Initial Purchasers shall have received a certificate of the principal financial officer of the Company and the Guarantors as to certain agreed upon accounting matters.

     (h) Registration Rights Agreement and Indenture. The Company and each of the Guarantors shall have duly authorized, executed and delivered the Registration Rights

Agreement and the Indenture to the Initial Purchasers in a form and substance satisfactory to the Representative and counsel for the Initial Purchasers.

     (i) Manufacturers' Consents. The Representative shall have received on or as of the Closing Time, as the case may be, a certificate, in a form and substance satisfactory to the Representative, of two executive officers of the Company certifying that each of the Company and its subsidiaries owns, possesses or has obtained any required consents and approvals from all Manufacturers with respect to the Offering and such consents and approvals, if any, shall be in a form satisfactory to the Representative other than those consents not received as described in the Offering Memorandum.

     (j) Lenders' Consents. Prior to or at the Closing Time, the Company shall have received any required consents under their existing indebtedness for the issuance and sale of the Securities pursuant to the terms of this Agreement and the Indenture.

     (k) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities and the Guarantees as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

     (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.
                ---------------

     (a) Indemnification of Initial Purchasers. The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

          (b) Indemnification of Company, Guarantors, and Directors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Guarantors and their directors, and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company or the Guarantors by such Initial Purchasers through Merrill Lynch expressly for use in the Offering Memorandum. The Company hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Offering Memorandum are the statements set forth in the third sentence in the paragraph directly below the table and all sentences in the fourth paragraph below the table under the caption "Plan of Distribution" in the Offering Memorandum.

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to

Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party
                    --------  -------
shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6
                ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities and the Guarantees pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities and the Guarantees pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities and the Guarantees pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities and the Guarantees.

     The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of the losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other fees reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities (including the Guarantees) purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company and each Guarantor, and each person, if any, who controls the Company and each Guarantor within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each Guarantor. The Initial Purchasers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities (including the Guarantees) set forth opposite their respective names in Schedule B hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company or any Guarantor, and shall survive (i) delivery of the Securities (including the Guarantees) to the Initial Purchasers and (ii) any termination of this Agreement.

     SECTION 9. Termination of Agreement.
                ------------------------

     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to the Securities or Guarantees or any of the Company's or any Guarantor's other debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities, the Guarantees or any of the Company's or Guarantors' other debt securities or guarantees of debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or the Guarantees or to enforce contracts for the sale of the Securities or the Guarantees, or (iv) if trading in any securities of the Company or any Guarantor has been suspended or materially limited by the Commission or the NASDAQ National Market System, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (vi) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vii) if a banking moratorium has been declared by either Federal, Delaware or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive suchnation and remain in full force and effect.

     SECTION 10. Default by One or More of the Initial Purchasers. If one or
                 ------------------------------------------------
more of the Initial Purchasers shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then

          (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective obligations hereunder bear to the obligations of all non-defaulting Initial Purchasers, or

          (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative, the Company or the Guarantors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to (i) the Representative at North Tower, World Financial Center, New York, New York 10281-1209, attention of Barry Price and
(ii) Banc of America Securities LLC at 9 West 57th Street, New York, New York 10019, attention of Joel Van Dusen, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, attention of Stuart H. Gelfond, Esq.; notices to the Company or the Guarantors shall be directed to them at Sonic Automotive, Inc., 6415 Idlewild Road, Suite 109, Charlotte, North Carolina 28212, attention of Theodore Wright; with a copy to Barney Stewart, III, Esq., Moore & Van Allen, PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202-4003.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be
                 -------
binding upon the Initial Purchasers, the Company and the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities and Guarantees from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13.  Governing Law and Time.  THIS AGREEMENT SHALL BE GOVERNED
                      ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY HEREIN REFER TO NEW YORK CITY TIME.

         SECTION 14.  General Provisions. This Agreement constitutes the entire
                      ------------------
agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

         SECTION 15.  Partial Unenforceability. The invalidity or
                      ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


         SECTION 16.  Effect of Headings.  The Article and Section headings
                      ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of
Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 6 and 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in Offering Memorandum.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Guarantors in accordance with its terms.

                              Very truly yours,

                              SONIC AUTOMOTIVE, INC.


                              By: /s/ Theodore M. Wright
                                 -----------------------------------------------
                                   Name: Theodore M. Wright
                                   Title: Vice President, Treasurer and Chief
                                   Financial Officer

                              AUTOBAHN, INC.
                              CAPITOL CHEVROLET AND IMPORTS, INC.
                              COBB PONTIAC CADILLAC, INC.
                              FA SERVICE CORPORATION
                              FAA AUTO FACTORY, INC.
                              FAA BEVERLY HILLS, INC.
                              FAA CAPITOL F, INC.
                              FAA CAPITOL N, INC.
                              FAA CONCORD H, INC.
                              FAA CONCORD N, INC.
                              FAA CONCORD T, INC.
                              FA DEALER SERVICES, INC.
                              FAA DUBLIN N, INC.
                              FAA DUBLIN VWD, INC.
                              FAA HOLDING CORP.
                              FAA LAS VEGAS H, INC.
                              FAA MARIN D, INC.
                              FAA MARIN F, INC.
                              FAA MARIN LR, INC.
                              FA  POWAY D, INC.
                              FAA POWAY G, INC.
                              FAA POWAY H, INC.
                              FAA POWAY T, INC.
                              FAA SAN BRUNO, INC.
                              FAA SANTA MONICA V, INC.
                              FAA SERRAMONTE H, INC.
                              FAA SERRAMONTE L, INC.

                            FAA SERRAMONTE, INC.
                            FAA STEVENS CREEK, INC.
                            FAA TORRANCE CPJ, INC.
                            FIRSTAMERICA AUTOMOTIVE, INC.
                            FORT MILL CHRYSLER-PLYMOUTH-DODGE INC.
                            FORT MILL FORD, INC.
                            FRANCISCAN MOTORS, INC.
                            FREEDOM FORD, INC.
                            FRONTIER OLDSMOBILE-CADILLAC, INC.
                            HMC FINANCE ALABAMA, INC.
                            KRAMER MOTORS INCORPORATED
                            LAWRENCE MARSHALL CHEVROLET, LLC
                            LAWRENCE MARSHALL CHEVROLET, L.P.
                            L DEALERSHIP GROUP, INC. (formerly LUCAS DEALERSHIP
                                 GROUP, INC.)
                            MARCUS DAVID CORPORATION
                            PHILPOTT MOTORS, LTD.
                            RIVERSIDE NISSAN, INC.
                            ROYAL MOTOR COMPANY, INC.
                            SANTA CLARA IMPORTED CARS, INC.
                            SMART NISSAN, INC.
                            SONIC AUTOMOTIVE - BONDESEN, INC.
                            SONIC AUTOMOTIVE OF CHATTANOOGA, LLC
                            SONIC AUTOMOTIVE-CLEARWATER, INC.
                            SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER,
                                 INC,
                            SONIC AUTOMOTIVE F&I, LLC
                            SONIC AUTOMOTIVE OF GEORGIA, INC.
                            SONIC AUTOMOTIVE OF NASHVILLE, LLC
                            SONIC AUTOMOTIVE OF NEVADA, INC.
                            SONIC AUTOMOTIVE SERVICING COMPANY, LLC
                            SONIC AUTOMOTIVE OF TENNESSEE, INC.
                            SONIC AUTOMOTIVE OF TEXAS, L.P.
                            SONIC AUTOMOTIVE WEST, LLC
                            SONIC AUTOMOTIVE - 1307 N. DIXIE HWY.,
                                  NSB, INC.
                            SONIC AUTOMOTIVE-1400 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                            SONIC AUTOMOTIVE-1455 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                            SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE,
                                 COLUMBUS, INC.
                            SONIC AUTOMOTIVE-1500 AUTOMALL DRIVE,

                             COLUMBUS, INC.
                         SONIC AUTOMOTIVE - 1720 MASON AVE., DB,
                             INC.
                         SONIC AUTOMOTIVE - 1720 MASON AVE., DB,
                             LLC
                         SONIC AUTOMOTIVE - 1919 N. DIXIE HWY.,
                             NSB, INC.
                         SONIC AUTOMOTIVE - 21699 U.S. HWY 19 N.,
                              INC.
                         SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE.,
                             HH, INC.
                         SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. SONIC AUTOMOTIVE 2490 SOUTH LEE HIGHWAY, LLC
                         SONIC AUTOMOTIVE - 3401 N. MAIN, TX, L.P.
                         SONIC AUTOMOTIVE-3700 WEST BROAD STREET, COLUMBUS, INC. SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO,
                             INC.
                         SONIC AUTOMOTIVE-4000 WEST BROAD STREET, COLUMBUS, INC. SONIC AUTOMOTIVE - 4701 I-10 EAST, TX, L.P.
                         SONIC AUTOMOTIVE - 5221 I-10 EAST, TX, L.P.
                         SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC SONIC AUTOMOTIVE - 5585 PEACHTREE INDUSTRIAL BLVD., LLC SONIC AUTOMOTIVE - 6008 N. DALE MABRY,
                             FL, INC.
                         SONIC AUTOMOTIVE - 6025 INTERNATIONAL
                             DRIVE, LLC
                         SONIC AUTOMOTIVE - 9103 E. INDEPENDENCE,
                             NC, LLC
                         SONIC - 2185 CHAPMAN RD., CHATTANOOGA,
                             LLC
                         SONIC - BETHANY H, INC.
                         SONIC - BUENA PARK H, INC.
                         SONIC - CAMP FORD, L.P.
                         SONIC - CAPITAL CHEVROLET, INC.
                         SONIC - CARROLLTON V, L.P.

                           SONIC CHRYSLER-PLYMOUTH-JEEP, LLC
                           SONIC-CLASSIC DODGE, INC.
                           SONIC - COAST CADILLAC, INC. (formerly FAA WOODLAND
                               HILLS VW, INC.)
                           SONIC DODGE, LLC
                           SONIC DEVELOPMENT, LLC
                           SONIC - FM AUTOMOTIVE, LLC
                           SONIC - FM, INC.
                           SONIC - FM NISSAN, INC.
                           SONIC - FM VW, INC.
                           SONIC - FORT WORTH T, L.P.
                           SONIC - FREELAND, INC.
                           SONIC - GLOBAL IMPORTS, L.P.
                           SONIC-GLOVER, INC.
                           SONIC - HARBOR CITY H, INC.
                           SONIC - HOUSTON V, L.P.
                           SONIC - INTEGRITY DODGE LV, LLC
                           SONIC - LAS VEGAS C EAST, LLC
                           SONIC - LAS VEGAS C WEST, LLC
                           SONIC - LLOYD NISSAN, INC.
                           SONIC - LLOYD PONTIAC - CADILLAC, INC.
                           SONIC - LUTE RILEY, L. P.
                           SONIC - MANHATTAN FAIRFAX, INC.
                           SONIC - MANHATTAN WALDORF, INC.
                           SONIC-MONTGOMERY FLM, INC.
                           SONIC - NEWSOME CHEVROLET WORLD, INC.
                           SONIC - NEWSOME OF FLORENCE, INC.
                           SONIC - NORTH CHARLESTON, INC.
                           SONIC - NORTH CHARLESTON DODGE, INC.
                           SONIC - PARK PLACE A, L.P. (formerly  SONIC - DALLAS
                               AUTO FACTORY, L.P.)
                           SONIC PEACHTREE INDUSTRIAL BLVD., L.P.
                           SONIC - READING, L.P.
                           SONIC RESOURCES, INC.
                           SONIC - RICHARDSON F, L.P.
                           SONIC-RIVERSIDE, INC.
                           SONIC - RIVERSIDE AUTO FACTORY, INC.
                           SONIC - ROCKVILLE IMPORTS, INC.
                           SONIC - ROCKVILLE MOTORS, INC.
                           SONIC - SAM WHITE NISSAN, L.P.
                           SONIC - SHOTTENKIRK, INC.
                           SONIC -SUPERIOR OLDSMOBILE, LLC
                           SONIC - STEVENS CREEK B, INC.

                              SONIC OF TEXAS, INC.
                              SONIC-VOLVO LV, LLC
                              SONIC - WEST COVINA T, INC.
                              SONIC - WEST RENO CHEVROLET, INC.
                              SONIC-WILLIAMS BUICK, INC.
                              SONIC - WILLIAMS CADILLAC, INC.
                              SONIC - WILLIAMS IMPORTS, INC.
                              SONIC - WILLIAMS MOTORS, LLC
                              SPEEDWAY CHEVROLET, INC.
                              SRE ALABAMA - 2, LLC
                              SRE ALABAMA - 3, LLC
                              SREALESTATE ARIZONA - 1, LLC
                              SREALESTATE ARIZONA - 2, LLC
                              SREALESTATE ARIZONA - 3, LLC
                              SREALESTATE ARIZONA - 4, LLC
                              SRE FLORIDA - 1, LLC
                              SRE FLORIDA - 2, LLC
                              SRE FLORIDA - 3, LLC
                              SRE GEORGIA - 1, L.P.
                              SRE GEORGIA - 2, L.P.
                              SRE GEORGIA - 3, L.P.
                              SRE HOLDING, LLC
                              SRE NEVADA - 1, LLC
                              SRE NEVADA - 2, LLC
                              SRE NEVADA - 3, LLC
                              SRE SOUTH CAROLINA - 2, LLC
                              SRE TENNESSEE - 1, LLC
                              SRE TENNESSEE - 2, LLC
                              SRE TENNESSEE - 3, LLC
                              SRE TEXAS - 1, L.P.
                              SRE TEXAS - 2, L.P.
                              SRE TEXAS - 3, L.P.
                              SRE VIRGINIA - 1, LLC
                              STEVENS CREEK CADILLAC, INC.
                              TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP, LLC
                              TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP OF
                                ROCK HILL, INC.
                              TOWN AND COUNTRY FORD, INCORPORATED
                              TOWN AND COUNTRY FORD OF CLEVELAND, LLC
                              TOWN AND COUNTRY JAGUAR, LLC
                              TRANSCAR LEASING, INC.
                              VILLAGE IMPORTED CARS, INC.

                                  WINDWARD, INC.

                                  By: /s/ Theodore M. Wright
                                      ------------------------------------------
                                      Name:  Theodore M. Wright
                                      Title: Vice President, Treasurer and Chief
                                      Financial Officer

CONFIRMED AND ACCEPTED,
   as of the date first above written:


MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED



By: /s/ signature illegible
   -------------------------------------
            Authorized Signatory

                                   SCHEDULE A

                        Subsidiaries which are Guarantors
                        ---------------------------------

AUTOBAHN, INC. (a California corporation)
CAPITOL CHEVROLET AND IMPORTS, INC. (an Alabama corporation)
COBB PONTIAC CADILLAC, INC. (an Alabama corporation)
FA SERVICE CORPORATION (a California corporation)
FAA AUTO FACTORY, INC. (a California corporation)
FAA BEVERLY HILLS, INC. (a California corporation)
FAA CAPITOL F, INC. (a California corporation)
FAA CAPITOL N, INC. (a California corporation)
FAA CONCORD H, INC. (a California corporation)
FAA CONCORD N, INC. (a California corporation)
FAA CONCORD T, INC. (a California corporation)
FAA DUBLIN N, INC. (a California corporation)
FAA DUBLIN VWD, INC. (a California corporation)
FAA HOLDING CORP. (a California corporation)
FAA LAS VEGAS H, INC. (a Nevada corporation)
FAA MARIN D, INC. (a California corporation)
FAA MARIN F, INC. (a California corporation)
FAA MARIN LR, INC. (a California corporation)
FAA POWAY D, INC. (a California corporation)
FAA POWAY G, INC. (a California corporation)
FAA POWAY H, INC. (a California corporation)
FAA POWAY T, INC. (a California corporation)
FAA SAN BRUNO, INC. (a California corporation)
FAA SANTA MONICA V, INC. (a California corporation)
FAA SERRAMONTE H, INC. (a California corporation)
FAA SERRAMONTE L, INC. (a California corporation)
FAA SERRAMONTE, INC. (a California corporation)
FAA STEVENS CREEK, INC. (a California corporation)
FAA TORRANCE CPJ, INC. (a California corporation)
FIRSTAMERICA AUTOMOTIVE, INC. (a Delaware corporation)
FORT MILL CHRYSLER-PLYMOUTH-DODGE INC. (a South Carolina corporation) FORT MILL FORD, INC. (a South Carolina corporation)
FRANCISCAN MOTORS, INC. (a California corporation)
FREEDOM FORD, INC. (a Florida corporation)
FRONTIER OLDSMOBILE-CADILLAC, INC. (a North Carolina corporation)
HMC FINANCE ALABAMA, INC. (an Alabama corporation)
KRAMER MOTORS INCORPORATED (a California corporation)
LAWRENCE MARSHALL CHEVROLET, LLC (a Delaware limited liability company) LAWRENCE MARSHALL CHEVROLET, L.P. (a Texas limited partnership)
L DEALERSHIP GROUP, INC. (a Texas corporation)

MARCUS DAVID CORPORATION (a North Carolina corporation)
PHILPOTT MOTORS, LTD. (a Texas limited partnership)
RIVERSIDE NISSAN, INC. (an  Oklahoma corporation)
ROYAL MOTOR COMPANY, INC. (an Alabama corporation)
SANTA CLARA IMPORTED CARS, INC. (a California corporation)
SMART NISSAN, INC. (a California corporation)
SONIC AUTOMOTIVE - BONDESEN, INC. (a Florida corporation)
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company) SONIC AUTOMOTIVE-CLEARWATER, INC. (a Florida corporation)
SONIC AUTOMOTIVE COLLISION CENTER OF CLEARWATER, INC. (a Florida corporation) SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE OF GEORGIA, INC. (a Georgia corporation)
SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company) SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation)
SONIC AUTOMOTIVE SERVICING COMPANY, LLC (a Nevada limited liability company) SONIC AUTOMOTIVE OF TENNESSEE, INC. (a Tennessee corporation)
SONIC AUTOMOTIVE OF TEXAS, L.P. (a Texas limited partnership)
SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE - 1307 N. DIXIE HWY., NSB, INC. (a Florida corporation) SONIC AUTOMOTIVE-1400 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE-1455 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE-1495 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE-1500 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE - 1720 MASON AVE., DB, INC. (a Florida corporation)
SONIC AUTOMOTIVE - 1720 MASON AVE., DB, LLC (a Florida limited liability company)
SONIC AUTOMOTIVE - 1919 N. DIXIE HWY., NSB, INC. (a Florida corporation) SONIC AUTOMOTIVE - 21699 U.S. HWY 19 N., INC. (a Florida corporation)
SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE., HH, INC. (a Florida corporation)
SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (a South Carolina
     corporation)
SONIC AUTOMOTIVE - 2490 SOUTH LEE HIGHWAY, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina
     corporation)
SONIC AUTOMOTIVE - 3401 N. MAIN, TX, L.P. (a Texas limited partnership)
SONIC AUTOMOTIVE-3700 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE - 3741 S. NOVA RD., PO, INC. (a Florida corporation)
SONIC AUTOMOTIVE-4000 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation) SONIC AUTOMOTIVE - 4701 I-10 EAST, TX, L.P. (a Texas limited partnership) SONIC AUTOMOTIVE - 5221 I-10 EAST, TX, L.P. (a Texas limited partnership) SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)

SONIC AUTOMOTIVE-5585 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)
SONIC AUTOMOTIVE - 6008 N. DALE MABRY, FL, INC. (a Florida corporation)
SONIC AUTOMOTIVE - 6025 INTERNATIONAL DRIVE, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE - 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)
SONIC - BETHANY H, INC. (an Oklahoma corporation)
SONIC - 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)
SONIC - BUENA PARK H, INC. (a California corporation)
SONIC - CAMP FORD, L.P. (a Texas limited partnership)
SONIC - CAPITAL CHEVROLET, INC. (an Ohio corporation)
SONIC - CARROLLTON V, L.P. (a Texas limited partnership)
SONIC CHRYSLER-PLYMOUTH-JEEP, LLC (a North Carolina limited liability company) SONIC - CLASSIC DODGE, INC. (an Alabama corporation)
SONIC - COAST CADILLAC, INC. (a California corporation)
SONIC DODGE, LLC (a North Carolina limited liability company)
SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)
SONIC - FM AUTOMOTIVE, LLC (a Florida limited liability company)
SONIC - FM , INC. (a Florida corporation)
SONIC - FM NISSAN, INC. (a Florida corporation)
SONIC - FM VW, INC. (a Florida corporation)
SONIC - FORT WORTH T, L.P. (a Texas limited partnership)
SONIC - FREELAND, INC. (a Florida corporation)
SONIC - GLOBAL IMPORTS, L.P. (a Georgia limited partnership)
SONIC-GLOVER, INC. (an Oklahoma corporation)
SONIC - HARBOR CITY H, INC. (a California corporation)
SONIC - HOUSTON V, L.P. (a Texas limited partnership)
SONIC - INTEGRITY DODGE LV, LLC (a Nevada limited liability company)
SONIC - LAS VEGAS C EAST, LLC (a Nevada limited liability company)
SONIC - LAS VEGAS C WEST, LLC (a Nevada limited liability company)
SONIC - LLOYD NISSAN, INC. (a Florida corporation)
SONIC - LLOYD PONTIAC - CADILLAC, INC. (a Florida corporation)
SONIC - LUTE RILEY, L. P. (a Texas limited partnership)
SONIC - MANHATTAN FAIRFAX, INC. (a Virginia corporation)
SONIC - MANHATTAN WALDORF, INC. (a Maryland corporation)
SONIC - MONTGOMERY FLM, INC. (an Alabama corporation)
SONIC - NEWSOME CHEVROLET WORLD, INC. (a South Carolina corporation)
SONIC - NEWSOME OF FLORENCE, INC. (a South Carolina corporation)
SONIC - NORTH CHARLESTON, INC. (a South Carolina corporation)
SONIC - NORTH CHARLESTON DODGE, INC. (a South Carolina corporation)
SONIC - PARK PLACE A, L.P. (a Texas limited partnership) (formerly Sonic -
    Dallas Auto Factory, L.P.)

SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (a Georgia limited partnership)
SONIC - READING, L.P. (a Texas limited partnership)
SONIC RESOURCES, INC. (a Nevada corporation)
SONIC - RICHARDSON F, L.P. (a Texas limited partnership)
SONIC-RIVERSIDE, INC. (an Oklahoma corporation)
SONIC - RIVERSIDE AUTO FACTORY, INC. (an Oklahoma corporation)
SONIC - ROCKVILLE IMPORTS, INC. (a Maryland corporation)
SONIC - ROCKVILLE MOTORS, INC. (a Maryland corporation)
SONIC - SAM WHITE NISSAN, L.P. (a Texas limited partnership)
SONIC - SHOTTENKIRK, INC. (a Florida corporation)
SONIC - STEVENS CREEK B, INC. (a California corporation) (formerly known as Don
    Lucas International, Inc.)
SONIC - SUPERIOR OLDSMOBILE, LLC (a Tennessee limited liability company)
SONIC OF TEXAS, INC. (a Texas corporation)
SONIC-VOLVO LV, LLC (a Nevada limited liability company)
SONIC - WEST COVINA T, INC. (a California corporation)
SONIC - WEST RENO CHEVROLET, INC. (an Oklahoma corporation)
SONIC - WILLIAMS BUICK, INC. (an Alabama corporation)
SONIC - WILLIAMS CADILLAC, INC. (an Alabama corporation)
SONIC - WILLIAMS IMPORTS, INC. (an Alabama corporation)
SONIC - WILLIAMS MOTORS, LLC (an Alabama limited liability company)
SPEEDWAY CHEVROLET, INC. (an Oklahoma corporation)
SRE ALABAMA - 2, LLC (an Alabama limited liability company)
SRE ALABAMA - 3, LLC (an Alabama limited liability company)
SREALESTATE ARIZONA - 1, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA - 2, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA - 3, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA - 4, LLC (an Arizona limited liability company)
SRE FLORIDA - 1, LLC (a Florida limited liability company)
SRE FLORIDA - 2, LLC (a Florida limited liability company)
SRE FLORIDA - 3, LLC (a Florida limited liability company)
SRE GEORGIA - 1, L.P. (a Georgia limited liability partnership)
SRE GEORGIA - 2, L.P. (a Georgia limited liability partnership)
SRE GEORGIA - 3, L.P. (a Georgia limited liability partnership)
SRE HOLDING, LLC (a North Carolina limited liability company)
SRE NEVADA - 1, LLC (a Nevada limited liability company)
SRE NEVADA - 2, LLC (a Nevada limited liability company)
SRE NEVADA - 3, LLC (a Nevada limited liability company)
SRE SOUTH CAROLINA - 2, LLC (a South Carolina limited liability company)
SRE TENNESSEE - 1, LLC (a Tennessee limited liability company)
SRE TENNESSEE - 2, LLC (a Tennessee limited liability company)
SRE TENNESSEE - 3, LLC (a Tennessee limited liability company)
SRE TEXAS - 1, L.P. (a Texas limited partnership)
SRE TEXAS - 2, L.P. (a Texas limited partnership)
SRE TEXAS - 3, L.P. (a Texas limited partnership)

SRE VIRGINIA - 1, LLC (a Virginia limited liability company)
STEVENS CREEK CADILLAC, INC. (a California corporation)
TRANSCAR LEASING, INC. (a California corporation)
TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP, LLC (a Tennessee limited liability company]
TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP OF ROCK HILL, INC. (a South Carolina
     corporation)
TOWN AND COUNTRY DODGE OF CHATTANOOGA, LLC (a Tennessee limited liability company)
TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)
TOWN AND COUNTRY FORD OF CLEVELAND, LLC (a Tennessee limited liability company)
TOWN AND COUNTRY JAGUAR, LLC (a Tennessee limited liability company)
VILLAGE IMPORTED CARS, INC. (a Maryland corporation), and
WINDWARD, INC. (a Hawaii corporation)

                                   SCHEDULE B

 Aggregate Principal Amounts of Securities to be Purchased by each Initial
 -------------------------------------------------------------------------
                                   Purchaser
                                   ---------


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                      $45,000,000

Banc of America Securities LLC                                $30,000,000

                                   SCHEDULE C


                                 2% Subsidiaries
                                 ----------------


                                 Autobahn, Inc.

                         Sonic Automotive of Texas, L.P.

                          Sonic - Global Imports, L.P.

                            Sonic - Lute Riley, L.P.

                           Sonic - Richardson F, L.P.

                                   SCHEDULE D


                                   Securities
                                   ----------

     1. The initial offering price of the Securities (including the Guarantees) shall be 100.5% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Initial Purchasers for the Securities and the Guarantees shall be 98.8% of the principal amount thereof.

                                      -1-